EXHIBIT 3. (i)
                                  RESTATED
                        CERTIFICATE OF INCORPORATION

                                     OF

                            CBI INDUSTRIES, INC.
                Originally Incorporated on February 23, 1979

CBI Industries, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      1. The name of the corporation is CBI Industries, Inc. and its original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on February 23, 1979.

      2. Pursuant to a resolution of the board of directors adopted August 10,1994 and pursuant to Section 245 of the General Corporation Law of the State of Delaware, a Restated Certificate of Incorporation has been adopted which only restates and integrates and does not further amend the provisions of its original Certificate of Incorporation as heretofore amended or supplemented, and there is no discrepancy between those provisions and the provisions of this Restated Certificate of Incorporation.

      3. The text of the Certificate of Incorporation is hereby restated to read in its entirety as follows:

                                  RESTATED
                        CERTIFICATE OF INCORPORATION

                                     OF

                            CBI INDUSTRIES, INC.
                Originally Incorporated on February 23, 1979

      FIRST:  Name.  The name of the corporation is:

                            CBI INDUSTRIES, INC.

      SECOND: Registered Agent. The address of the corporation's registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of the corporation's registered agent at such address is The Corporation Trust Company.

      THIRD: Purposes. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

      FOURTH: Authorized Capital. The total number of shares of stock of all classes which the corporation shall have authority to issue is One Hundred Forty Million (140,000,000), of which One Hundred Twenty Million (120,000,000) shares shall be Common Stock, with a par value of Two Dollars and Fifty Cents ($2.50) per share, and Twenty Million (20,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share.

      The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class shall be as follows:

                      Part 1.  Common Stock Provisions

      1.1 Dividend rights. Subject to provisions of law and the preferences of the Preferred Stock and of any other stock ranking prior to the Common Stock as to dividends, the holders of the Common Stock shall be entitled to receive dividends at such time and in such amounts as may be determined by the board of directors.



                                      1
      1.2 Voting rights. Except as provided by law and in or pursuant to this Article FOURTH, the holders of the Common Stock shall have one vote for each share on each matter submitted to a vote of the stockholders of the corporation. Except as otherwise provided by law, by the certificate of incorporation or by resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have sole voting power.

      1.3 Liquidation rights. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary (sometimes referred to as liquidation), after payment or provision for payment of the debts and other liabilities of the corporation and the preferential amounts to which the holders of any stock ranking prior to the Common Stock in the distribution of assets shall be entitled upon liquidation, the holders of the Common Stock and the holders of any other stock ranking on a parity with the Common Stock in the distribution of assets upon liquidation shall be entitled to share in the remaining assets of the corporation according to their respective interests.

                     Part 2.  Preferred Stock Provisions

      2.1 Authority of the board of directors to issue in series. The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical except as to the dates of issue and the dates from which dividends on shares of the series issued on different dates shall cumulate (if cumulative). Subject to the certificate of incorporation, authority is expressly granted to the board of directors to authorize the issue of one or more series of Preferred Stock, and to fix by resolution or resolutions providing for the issue of each such series the voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of such series, to the full extent now or hereafter permitted by law, including but not limited to the following:

            (a) The number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the board of directors providing for the issue of such series) or decreased (to a number not less than the number of such shares then outstanding) by resolution or resolutions of the board of directors, and the distinctive designation thereof;

            (b) The dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends with shares of any other series or class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

            (c) The rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation and the extent, if any, to which shares of any such series shall be entitled to participate in such event with any other series or class of stock;

            (d) The time or times during which, the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

            (e) The terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

            (f) The terms and conditions, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or any other securities, to the full extent now or hereafter permitted by law; and


                                      2
            (g) The voting powers, if any, of such series in addition to the voting powers provided by law.

      2.2 Limitation on dividends. No holders of any series of the Preferred Stock shall be entitled to receive any dividends thereon other than those specifically provided for by the certificate of incorporation or the resolution or resolutions of the board of directors providing for the issue of such series of Preferred Stock, nor shall any accumulated dividends on the Preferred Stock bear any interest.

      2.3 Limitation on liquidation distributions. In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of incorporation or by the resolution or resolutions of the board of directors providing for the issue of such series. A consolidation or merger of the corporation with or into one or more other corporations or a sale, lease or exchange of all or substantially all of the assets of the corporation shall not be deemed to be a voluntary or involuntary liquidation, dissolution or winding up, within the meaning of this part 2.

      FIFTH:  Incorporators.  (Deleted)

      SIXTH: Directors. The number of directors shall be twelve or such other number, not less than 9 nor more than 18, as may be from time to time determined by the board of directors.

      The directors elected at the Annual Meeting of Stockholders in 1983 shall be divided by the board of directors into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1984 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1985 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1986 Annual Meeting of Stockholders. After each Annual Meeting of Stockholders following such initial classification, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Any director elected to a particular term of office by the stockholders or directors shall be eligible, upon resignation, to be elected to a different class to facilitate the orderly application of the corporation's retirement policy for directors.

      SEVENTH:  Cumulative Voting.  (Deleted)

      EIGHTH: By-Laws. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter and repeal the by-laws of the corporation. Adoption, amendment or repeal of the by-laws by the stockholders of the corporation shall require the favorable vote of the holders of at least two-thirds of the outstanding stock entitled to vote thereon.

      NINTH: No Pre-Emptive Rights. No holder of stock of any class of the corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the corporation, whether now or hereafter authorized, shall, as such holder, have any pre-emptive right whatsoever to purchase, subscribe for or otherwise acquire, stock of any class of the corporation nor of any security convertible into, nor of any warrant, option or right to purchase, subscribe for or otherwise acquire, stock of any class of the corporation, whether now or hereafter authorized.

      TENTH: Merger, Consolidation, Dissolution, Sale of Assets, Charter Amendment. Except as otherwise provided in this Certificate of Incorporation, the corporation shall not take any of the following actions, except upon the affirmative vote of holders of not less than two-thirds (2/3) of the outstanding Common Stock of the corporation entitled to vote and the affirmative vote of not less than two-thirds (2/3) of each series of shares of



                                      3
Preferred Stock of the corporation entitled to vote as a class on such issue, or, where the Board of Directors has recommended such action, upon the affirmative vote of holders of a majority of the outstanding Common Stock of the corporation entitled to vote and the affirmative vote of a majority of each series of the outstanding shares of Preferred Stock of the corporation entitled to vote as a class on such issue:

            (a) a merger or consolidation (except where this corporation owns at least 90% of the voting securities of a corporation which merges into this corporation or, unless prohibited by this Certificate of Incorporation, except where the Board of Directors is authorized under the law of Delaware to approve a merger without shareholder approval);

            (b)  dissolution or liquidation;

            (c) sale or other disposition of all or substantially all of the assets of the corporation; or

            (d)  amendment of the Certificate of Incorporation.

      ELEVENTH: Authority to Issue Stock. Except as otherwise provided in the certificate of incorporation, the board of directors shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the corporation of any class or series at any time authorized, any securities convertible into or exchangeable for any such shares so authorized, and any warrant, option or right to purchase, subscribe for or otherwise acquire, shares of stock of the corporation of any class or series at any time authorized, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the corporation having par value shall not be less than such par value. Stock so issued, for which the consideration has been paid to the corporation, shall be fully paid stock, and the holders of such stock shall not be liable to any further call or assessments thereon.

      TWELFTH: Written Ballot Not Required. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.

      THIRTEENTH: Reservation. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      FOURTEENTH: Stockholder Action. Any action required or permitted to be taken by the stockholders of the corporation shall be taken only at a duly called annual or special meeting. Such action may not be taken by written consent of the stockholders.

      FIFTEENTH:  Business Combinations.

Part 1.  Vote Required for Certain Business Combinations

1.1 Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or any other Article of this Certificate of Incorporation, and except as otherwise expressly provided in Part 2 of this Article FIFTEENTH:

      (a) any merger or consolidation of the corporation or any Subsidiary (as hereinafter defined) with (i) any Interested Stockholder (as hereinafter defined) or (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

      (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of the corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $1,000,000 or more; or
                                      4
      (c) the issuance or transfer by the corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or

      (d) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

      (e) any reclassification of securities (including any reverse stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate of any Interested Stockholder; shall require the affirmative vote by the holders of at least 80% of the then outstanding shares of Common Stock of the corporation entitled to vote and the affirmative vote of at least 80% of each series of the outstanding shares of Preferred Stock of the corporation entitled to vote as a class on such issue (the "Voting Stock"). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

1.2 Definition of "Business Combination". The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of clauses (a) through (e) of paragraph 1.1.

Part 2.  When Higher Vote is Not Required

The provisions of Part 1 of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs 2.1 and 2.2 are met:

2.1 Approval by Continuing Directors. The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).

2.2 Price and Procedure Requirements. All of the following conditions have been met:

      (a) The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of (i) the highest price previously paid for any share of such Common Stock by any person who is an Interested Stockholder at the time of the first public announcement of the proposal of the Business Combination, or (ii) the highest per share closing public market price within the two year period immediately prior to the time of the first public announcement of the proposal of the Business Combination for any share of such Common Stock by the Interested Stockholder. The price paid for any share of Common Stock shall be the amount of cash plus the Fair Market Value of any other consideration paid therefor, determined at the time of payment thereof.

      (b) The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it.

                                      5
      (c) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (i) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (ii) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder.

      (d) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

      (e) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                        Part 3.  Certain Definitions

For the purposes of this Article FIFTEENTH:

3.1 A "person" shall mean an individual, firm, corporation or other entity.

3.2 "Interested Stockholder" shall mean any person (other than the corporation or any Subsidiary) who or which:

      (a) is the beneficial owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock; or

      (b) is an Affiliate of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or

      (c) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

3.3 A person shall be a "beneficial owner" of any Voting Stock:

      (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

      (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or

      (c) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or


                                      6

Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

3.4 For the purposes of determining whether a person is an Interested Stockholder pursuant to paragraph 3.2, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph 3.3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

3.5 "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

3.6 "Subsidiary" means any corporation of which more than 48% of any class of equity security is owned, directly or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph 3.2, the term "Subsidiary" shall mean only a corporation of which more than 48% of each class of equity security is owned, directly or indirectly, by the corporation.

3.7 "Continuing Director" means any member of the Board of Directors of the corporation (the "Board") who is unaffiliated with the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director who is unaffiliated with the Interested Stockholder and is recommended to succeed a Continuing Director by a majority of Continuing Directors then on the Board.

3.8 "Fair Market Value" means: (a) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith.

3.9 In the event of any Business Combination in which the corporation survives, the phrase "other consideration to be received" as used in paragraphs 2.2(a) and (b) shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

             Part 4.  Directors' Duty to Determine Certain Facts

      The directors of the corporation shall have the power and duty to determine for the purpose of this Article FIFTEENTH, on the basis of information known to them after reasonable inquiry, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another, and (D) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $1,000,000 or more.

   Part 5.  No Effect on Fiduciary Obligations of Interested Stockholders

      Nothing contained in this Article FIFTEENTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.


                                      7

             Part 6.  Amendment, Repeal, Inconsistent Provisions

      Notwithstanding any other provisions of this Certificate of Incorporation or the By-Laws of the corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the By-Laws of the corporation), the affirmative vote of the holders of 80% or more of the shares of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article FIFTEENTH of this Certificate of Incorporation.

      SIXTEENTH: Elimination of Liability of Directors. To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

      No amendment to or repeal of this Article SIXTEENTH shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

      IN WITNESS WHEREOF, the Company has caused this Restated Certificate of Incorporation to be duly executed on its behalf by its undersigned Chairman of the Board, President and Chief Executive Officer and attested to by its Secretary this 22nd day of September, 1994.



                                                   /s/ John E. Jones

                                              John E. Jones
                                              Chairman of the Board,
President
                                              and Chief Executive Officer

[Corporate Seal]

Attest:


   /s/ Charlotte C. Toerber
Charlotte C. Toerber, Secretary



























                                      8



                                   FORM OF
                 CERTIFICATE OF DESIGNATION, PREFERENCES AND
           RIGHTS OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                                     of

                            CBI INDUSTRIES, INC.

           Pursuant to Section 151 of the General Corporation Law
                          of the State of Delaware


      We, William A. Pogue, Chairman of the Board, President and Chief Executive Officer, and Donald H. Craigmile, Secretary, of CBI Industries, Inc.. a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

      That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on March 4, 1986, and on June 10, 1992 adopted the following resolution creating a series of eight hundred thousand (800,000) shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

      RESOLVED, that pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

      Section 1. Designation and Amount. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock" and the number of shares constituting such series shall be 800,000.

      Section 2.  Dividends and Distributions.

      (A) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Participating Preferred Stock with respect to dividends, the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Participating Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $10.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, $2.50 par value per share, of the Corporation (the "Common Stock") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Participating Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series



                                      1
A Junior Participating Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Series A Junior Participating Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10.00 per share on the Series A Junior Participating Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Participating Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Participating Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Participating Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Participating Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

      Section 3. Voting Rights. The holders of shares of Series A Junior Participating Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Participating Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock; or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      (B) Except as otherwise provided herein or by law, the holders of shares of Series A Junior Participating Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

      (C) (i) If at any time dividends on any Series A Junior Participating Preferred Stock shall be in arrears in an amount equal to six (6) quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for



                                      2
      all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Junior Participating Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, the holders of Preferred Stock, voting as a class, irrespective of Series, shall have the right to elect two
      (2)Directors.

            (ii) During any default period, such voting right of the holders of Series A Junior Participating Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of ten percent (10%) in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Preferred Stock of such voting right. At any meeting at which the holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancies, if any, in the Board of Directors as may then exist up to two (2) Directors or, if such right is exercised at an annual meeting to elect two (2) Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right, subject to the limitation on number of directors set forth in the Certificate of Incorporation of the Corporation, to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Junior Participating Preferred Stock.

            (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than ten percent (10%) of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of a special meeting of the holders of Preferred Stock, which meeting shall thereupon be called by the Chairman of the Board, the Vice Chairman of the Board, the President, a Vice-President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request; or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of the stockholders.

            (iv) In any default period the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect two (2) Directors voting as a class, after the exercise of which right (x) the



                                      3
      Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
      (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of Stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.


            (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or by-laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii)of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or by-laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and
      (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (D)  Except as set forth herein, holders of Series A Junior
Participating Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

      Section 4.  Certain Restrictions.

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Participating Preferred Stock as provided in
Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Participating Preferred Stock outstanding shall have been paid in full, the Corporation shall not

            (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock;

            (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except dividends paid ratably on the Series A Junior Participating Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Participating Preferred Stock; or

            (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Participating Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Participating Preferred Stock, except in accordance with a purchase offer made in writing or by


                                      4
      publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

      Section 5. Reacquired Shares. Any shares of Series A Junior Participating Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

      Section 6. Liquidation, Dissolution or Winding Up. Upon any voluntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Participating Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Participating Preferred Stock shall have received $75 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Series A Junior Participating Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or
(2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Participating Preferred Stock, except distributions made ratably on the Series A Junior Participating Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Junior Participating Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Participating Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a





                                      5

dividend in shares of Common Stock) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Participating Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

      Section 8. Ranking. The Series A Junior Participating Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

      Section 9. Amendment. The Certificate of Incorporation of the Corporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Participating Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two thirds or more of the outstanding shares of Series A Junior Participating Preferred Stock, voting separately as a class.

      Section 10. Fractional Shares. Series A Junior Participating Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in liquidating distributions and to have the benefit of all other rights of holders of Series A Junior Participating Preferred Stock.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate and do affirm the foregoing as true under the penalties of perjury this 5th day of March, 1986.


                                        /s/  William A. Pogue
                                        Name: William A. Pogue
                                        Title:      Chairman of the Board,
                                              President and Chief
                                              Executive Officer




Attest:

/s/  Donald H. Craigmile
Name: Donald H. Craigmile
Title:      Secretary






















                                      6

CBI INDUSTRIES, INC.

Certificate of Designations

Convertible Voting
Preferred Stock, Series C

Par Value $1.00 Per Share

______________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

______________________


      The undersigned, Executive Vice President & Chief Financial Officer of CBI Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by a duly authorized special committee of the Board of Directors of the Corporation (with Sections 6 and 7 of said resolution having been previously determined and authorized by resolution of the Board of Directors):

      RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation, there hereby is created, out of the 20,000,000 shares of preferred stock of the Corporation authorized in Article Fourth of its Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 3,945,000 shares, which series shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock):

      1.  Designation; Number of Shares; Par Value; Rank.

      The shares of such series shall be designated as "Convertible Voting Preferred Stock, Series C" (the "Series C Preferred Stock"). The number of shares of Series C Preferred Stock shall be limited to 3,945,000. The par value of the Series C Preferred Stock shall be $1.00 per share. The Series C Preferred Stock shall rank senior to the Common Stock and the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock"), and shall rank on a parity with the $3.50 Convertible Exchangeable Preferred Stock, Series B of the Corporation (the "Series B Preferred Stock"), in each case as to payment of dividends and upon liquidation, dissolution and winding up.

      2.  Dividends.

      (a) The holders of shares of Series C Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof (an "Authorized Board Committee"), out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of $2.27 per share per annum, and no more. Dividends shall accumulate and be payable semiannually on the first day of March and September in each year (each a "Dividend Payment Date" or collectively, "Dividend Payment Dates"), commencing September 1, 1988, except that if any Dividend Payment Date is not a business day in Chicago, Illinois, then such semiannual dividend shall be payable on the next succeeding business day and such next succeeding business day shall be the Dividend Payment Date. Dividends on the shares of Series C Preferred Stock shall accrue and be cumulative from the date of their original issue and will be payable on each Dividend Payment Date to stockholders of record on the record date, which shall be not more than 45 days nor less than 10 days preceding such Dividend Payment Date, fixed for


                                      1
such purpose by the Board of Directors or an Authorized Board Committee in advance of such Dividend Payment Date. The amount of dividends payable on shares of Series C Preferred Stock for each full semiannual dividend period shall be computed by dividing $2.27 by two. Dividends payable on the Series C Preferred Stock for the initial dividend period and for any period less than a full semiannual period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      (b) So long as any share of Series C Preferred Stock is outstanding, unless all accumulated dividends on all outstanding shares of Series C Preferred Stock have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no dividends shall be paid or declared and set apart for payment or any other distribution made upon the Common Stock or the Series A Preferred Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up), nor shall any Common Stock, Series A Preferred Stock or any other stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion of such junior stock into or exchange of such junior stock for stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up).

      (c) Except as hereinafter provided, no dividends shall be paid or declared and set apart for payment or any other distribution made (other then dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Preferred Stock of any other series ranking on a parity with the Series C Preferred Stock as to payment of dividends for any period unless all accumulated dividends on all outstanding shares of Series C Preferred Stock have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment through the last Dividend Payment Date and no dividends shall be paid or declared and set apart for payment or any other distribution made (other then dividends paid or other distributions made in stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Series C Preferred Stock unless all accumulated dividends on all outstanding shares of Preferred Stock of all other series ranking on a parity with the Series C Preferred Stock as to payment of dividends have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment to the last date to which such dividends are payable. Whenever all accumulated dividends are not paid in full upon the Series C Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to payment of dividends, all dividends declared or other distributions made upon shares of Series C Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series C Preferred Stock as to payment of dividends shall be declared or made pro rata so that the amount of dividends declared or other distributions made per share on the Series C Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series C Preferred Stock and such other series of Preferred Stock bear to each other. Any dividend paid upon the Series C Preferred Stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accumulated dividend for the earliest period for which dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made.

      (d)  Whenever all accumulated dividends are not paid in full upon the



                                      2
Series C Preferred Stock, no stock of the Corporation ranking on a parity with the Series C Preferred Stock as to payment of dividends may be redeemed (pursuant to a sinking fund or otherwise), purchased or otherwise acquired for any consideration by the Corporation except (i) by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock as to payment of dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series C Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series C Preferred Stock as to payment of dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each series being redeemed only on a pro rata basis, or (ii) by conversion of such parity Preferred Stock into, or exchange of such parity Preferred Stock for, stock of the Corporation ranking junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up.

      (e) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraphs (a)-(d) of this
Section 2, purchase or otherwise acquire such shares at such time and in such manner.

      3.  Optional Redemptions.

      (a) The Corporation may, at its option, at any time and from time to time on or after May 1, 1990, redeem all, or any number less than all, of the outstanding shares of Series C Preferred Stock. Any redemption of shares of Series C Preferred Stock shall be effected at the prices set forth below:

           If Redeemed During the                   Redemption Price
      Twelve Month Period Beginning                   Per Share

            May 1, 1990                             $34.02
            May 1, 1991                             $33.70
            May 1, 1992                             $33.37
            May 1, 1993                             $33.05
            May 1, 1994                             $32.72

and thereafter at $32.40 per share plus, in each case, an amount equal to all dividends (whether or not declared or due) accrued and unpaid on such share of Series C Preferred Stock to the date fixed for redemption.

      (b) Notwithstanding the foregoing provisions of this Section 3, and subject to the provisions of Section 2 hereof, whenever all accumulated dividends are not paid in full upon the Series C Preferred Stock, no shares of the Series C Preferred Stock may be redeemed, purchased or otherwise acquired for any consideration by the Corporation, except by means of a redemption pursuant to which all outstanding shares of the Series C Preferred Stock are simultaneously redeemed or pursuant to which the outstanding shares of the Series C Preferred Stock are redeemed on a pro rata basis.

      (c) Notice of any proposed redemption of shares of Series C Preferred Stock pursuant to this Section 3 shall be given by the Corporation by mailing a copy of such notice no less than 30 days nor more than 60 days prior to the date fixed for such redemption to holders of record of the shares of Series C Preferred Stock to be redeemed at their respective addresses appearing on the books of the Corporation. Such notice shall specify (i) the shares called for redemption, (ii) the redemption price and (iii) the place at which and the date on which the shares called for redemption will, upon presentation and surrender of the certificates of stock evidencing such shares, be redeemed and the redemption price therefor paid. Subject to the provisions of paragraph 3(b) hereof, in the case of the redemption of less than all the outstanding shares of Series C Preferred Stock, the Corporation will select the shares to





                                      3
be redeemed among all then outstanding shares of Series C Preferred Stock in such manner as may be prescribed by the Board of Directors or an Authorized Board Committee. From and after the date fixed in any such notice as the date of redemption of shares of Series C Preferred Stock, unless the Corporation shall default in providing monies at the time and place specified for the payment of the redemption price (including any accrued and unpaid dividends) pursuant to such notice, all dividends on the Series C Preferred Stock thereby called for redemption shall cease to accrue, such shares of Series C Preferred Stock shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price (including any accrued and unpaid dividends), shall cease and terminate.

      (d) The holder of any shares of Series C Preferred Stock redeemed pursuant to this Section 3 upon any exercise of the Corporation's redemption right shall not be entitled to receive payment of the redemption price for such shares until such holder shall cause to be delivered to the place specified in the notice given with respect to such redemption (i) the certificate or certificates representing such shares of Series C Preferred Stock and (ii) transfer instrument(s) satisfactory to the Corporation and sufficient to transfer such shares of Series C Preferred Stock to the Corporation free of any adverse interest. No interest shall accrue on the redemption price of any share of Series C Preferred Stock after the date fixed for its redemption.

      (e) All shares of Series C Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series C Preferred Stock.

      4.  Conversion Rights.

      (a) Each share of Series C Preferred Stock shall be convertible at the option of the holder thereof at any time (except that if any such share shall have been called for redemption, then, as to such share, such right shall terminate at the close of business on the date two business days prior to the date fixed for such redemption, unless default shall be made by the Corporation in making the payment due upon redemption) into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock issued upon conversion of each share of Series C Preferred Stock shall be equal to $32.40 divided by the Conversion Price then in effect. The Conversion Price initially shall be $32.40; provided, however, that the Conversion Price shall be subject to adjustment from time to time in certain instances as hereinafter provided.

      (b) The Common Stock deliverable upon conversion of Series C Preferred Stock shall be Common Stock of the Corporation, par value $2.50 per share, as constituted at the date of this certificate, except as otherwise provided in subparagraphs (i) and (vii) of paragraph 4(e), and in paragraph 4(f).

      (c) In order for any holder of Series C Preferred Stock to convert the same into Common Stock, such holder shall surrender the certificate or certificates for such Series C Preferred Stock at the office of the Transfer Agent for the Series C Preferred Stock during usual business hours, which certificate or certificates, if the Corporation shall so request, shall be duly endorsed to the Corporation or in blank, or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office that he elects so to convert such Series C Preferred Stock, and state in writing therein the name or names in which he wishes the certificate or certificates for Common Stock to be issued.

      (d) The Corporation will, as soon as practicable after such deposit of certificates for Series C Preferred Stock accompanied by the written notice and the statement above prescribed, deliver at said office, to the person for whose account such Series C Preferred Stock was so surrendered, or to his



                                      4
nominee or nominees, certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with any cash adjustment of any fraction of a share as hereinafter provided. Subject to the following provisions of this paragraph, such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the Common Stock deliverable upon conversion of such Series C Preferred Stock shall be treated for all purposes as the record holder or holders of such Common Stock on such date. The Corporation shall not be required to convert any shares of Series C Preferred Stock while the stock transfer books of the Corporation are closed for any purpose; but the surrender of Series C Preferred Stock for conversion during any period while such books are so closed shall become effective for conversion upon reopening of such books, as if the surrender had been made immediately prior to the close of business on the date of such reopening, and conversion shall be at the Conversion Price in effect at such date.

      (e)  The Conversion Price shall be subject to adjustment as follows:

            (i) In case the Corporation shall (A) pay a dividend on its Common Stock in shares of its Common Stock, (B) subdivide its outstanding shares of Common Stock into a greater number of shares, or
      (C) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date of such dividend, or the effective date of such subdivision or combination, as the case may be, shall be proportionately adjusted so that the holder of any Series C Preferred Stock surrendered for conversion after such time shall be entitled to receive the number and kind of shares which he would have owned or have been entitled to receive had such Series C Preferred Stock been converted immediately prior to such time. Such adjustment shall be made successively whenever any event listed above shall occur and shall become effective retroactively to immediately after the record date of such dividend or immediately after the effective date of such subdivision or combination.

            (ii) Unless the holders of shares of Series C Preferred Stock shall be permitted to subscribe for or purchase shares of Common Stock on the same basis as if theretofore converted into Common Stock, in case the Corporation shall issue rights (other than those rights (the "Rights") issued pursuant to that certain Rights Agreement dated as of March 4, 1986, between the Corporation and Morgan Guaranty Trust Company of New York, as Rights Agent) or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below) per share of Common Stock on such record date, then in each such case the Conversion Price shall be adjusted to equal the price determined by dividing the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares so offered pursuant to such rights or warrants would purchase at such Current Market Price. Such adjustment shall be made successively whenever such rights or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; provided, however, in the event that all the shares of Common Stock offered for subscription or purchase are not delivered upon the exercise of such rights or warrants, upon the expiration of such rights or warrants the Conversion Price shall be readjusted to the Conversion Price which would have been in effect had the numerator and the denominator of the foregoing fraction and the resulting adjustment been made based upon the



                                      5
      number of shares of Common Stock actually delivered upon the exercise of such rights or warrants rather than upon the number of shares of Common Stock offered for subscription or purchase. For the purposes of this subparagraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

            (iii) In case the Corporation shall distribute to all holders of its Common Stock shares of its capital stock (other than Common Stock), evidences of indebtedness or assets of the Corporation (excluding dividends paid in, or distributions of, cash from the retained earnings of the Corporation) or subscription rights or warrants to subscribe for or purchase securities of the Corporation (excluding those referred to in subparagraph (ii) above and excluding the Rights as defined in subparagraph (ii) above), then in each such case the Conversion Price shall be adjusted to equal the price determined by dividing the Conversion Price in effect immediately prior to the record date for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on such record date and of which the denominator shall be such Current Market Price per share of Common Stock less the fair market value (as determined by the Board of Directors or an Authorized Board Committee thereof, whose determination shall be conclusive) of the portion of the capital stock, evidences of indebtedness, assets or subscription rights or warrants distributed applicable to one share of Common Stock. Such adjustment shall be made successively whenever any such distribution is made, and shall become effective retroactively to immediately after such record date.

            (iv) For the purpose of any computation under subparagraphs (ii) and (iii) above, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the thirty consecutive trading days commencing forty-five business days before such date. The "Closing Price" for each day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case as reported on the New York Stock Exchange Composite Tape, or, if at any time the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors or an Authorized Board Committee for such purpose.

            (v) In any case in which this paragraph 4(e) shall require that an adjustment as a result of any event becomes effective retroactively to immediately after a record date or effective date for such event, the Corporation may elect to defer until after the occurrence of such event
      (A) issuing to the holder of any shares of Series C Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion over and above the shares of Common Stock issuable upon such conversion on the basis of the Conversion Price prior to adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph 4(g) below; and, in lieu of the shares the issuance of which and the cash the payment of which is so deferred, the Corporation will cause its Transfer Agent to issue due bills or other appropriate evidence of the right to receive such shares and such cash.


                                      6
            (vi) No adjustment to the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that the Corporation may make any such adjustment at its election; and provided further, however, that any adjustments which by reason of this subparagraph (vi) are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph 4(e) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this paragraph 4(e) notwithstanding, the Corporation shall be entitled to make such decreases in the Conversion Price, in addition to those required by this paragraph 4(e), as it in its discretion shall determine to be advisable in order that any stock dividend, subdivision or combination of shares, distribution of rights or warrants to purchase stock or securities, or distribution of Securities convertible into or exchangeable for stock hereafter made by the Corporation to its stockholders shall not be taxable.

            (vii) In the event that any of the Rights (as defined in subparagraph 4(e)(ii)) are at any time exercised by the holders thereof and such exercise equitably requires an adjustment in the Conversion Price or in the kind of securities issuable upon conversion of the Series C Preferred Stock, such adjustment shall be made by the Board of Directors. In such case, the determination of the Board of Directors as to whether an adjustment in the Conversion Price or in the kind of securities issuable upon conversion of the Series C Preferred Stock is required, the amount and nature of any such adjustment, and the effective date of any such adjustment shall be conclusive.

            (viii) If the Corporation makes any distribution, dividend, issuance of rights or warrants or subdivision, combination or reclassification of or on the Common Stock, or any security to which the conversion right addressed in this Section 4 then applies, which is not covered by any of the preceding provisions of this paragraph (e) and which equitably requires an adjustment in the Conversion Price, such adjustment shall be made as determined by the Board of Directors of the Corporation. In such case, the determination of the Board of Directors as to whether an adjustment in the Conversion Price is required, the amount of any such adjustment, and the effective date of any such adjustment shall be conclusive.

      (f) In case of any consolidation of the Corporation into, or merger of the Corporation with or into, any other corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Common Stock), or in case of any sale or transfer of all or substantially all of the assets of the Corporation, or in case of any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination, but including any reclassification of the Common Stock into two or more classes), or in case of any statutory exchange of securities with another corporation (including any exchange effected in connection with a merger of a third corporation into the Corporation), the holder of each share of Series C Preferred Stock then outstanding shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification, change or statutory exchange by a holder of the number of shares of Common Stock of the Corporation into which such share of Series C Preferred Stock might have been converted immediately prior to such consolidation, merger, sale, transfer, reclassification, change or statutory exchange (assuming that the holder of such share of Series C Preferred Stock, as a holder of Common Stock prior to such transaction, would not have exercised any rights of election as a holder of Common Stock as to the kind or amount of shares of stock and other securities, cash and other property receivable upon such consolidation, merger, sale, transfer, reclassification, change or statutory exchange; provided, that if the kind or amount of shares of stock and other securities, cash and other property receivable upon such



                                      7
consolidation, merger, sale, transfer, reclassification, change or statutory exchange is not the same for each non-electing share of Common Stock, then the kind and amount of shares of stock and other securities, cash and other property receivable shall be deemed to be the kind and amount so receivable by a plurality of the non-electing shares). In any such event, effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash or other property or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series C Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities, cash and other property deliverable upon conversion of the Series C Preferred Stock remaining outstanding or other convertible stock or securities received by the holders of the Series C Preferred Stock in place thereof; and any such resulting or surviving corporation or other corporation issuing or delivering such shares, other securities, cash and other property shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities, cash and other property as the holders of the Series C Preferred Stock remaining outstanding, or other convertible stock or securities received by the holders of the Series C Preferred Stock in place thereof, shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the conversion right as above provided. In case shares of stock, securities, cash or other property other than Common Stock shall be issuable or deliverable upon conversion as aforesaid, then all references to Common Stock in this paragraph 4 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities, cash or other property. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers, reclassifications, changes or statutory exchanges.

      (g) No fractional interests in Common Stock shall be issued upon conversion of shares of Series C Preferred Stock. If more than one share of Series C Preferred Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable by the Corporation upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any share of Series C Preferred Stock, the Corporation will pay a cash adjustment in respect of such fractional interest in an amount equal to the same fraction of the Closing Price per share of Common Stock determined as of the business day preceding the date of conversion.

      (h) Whenever any adjustment is required in the Conversion Price or the number or type of shares of stock or other securities, cash or other property into which each share of Series C Preferred Stock is convertible, the Corporation shall forthwith (A) file with each of the Transfer Agent for the Series C Preferred Stock and the Transfer Agent for the Common Stock a statement describing in reasonable detail the adjustment in the Conversion Price or conversion right, the date on which the adjustment became effective and the facts requiring such adjustment and (B) cause a copy of such statement to be mailed to the holders of record of the Series C Preferred Stock.

      (i) Upon any conversion of shares of Series C Preferred Stock, the shares so converted shall have the status of authorized and unissued shares of Preferred Stock, without designation as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the conversion of shares of Series C Preferred Stock. The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized and unissued stock or stock held as treasury stock, solely for the purpose of effecting the conversion of the Series C Preferred Stock, such number of shares of its Common Stock, and such number of Rights, as shall from time to time be sufficient to effect the conversion of all shares of Series C Preferred Stock at such time outstanding. For the purpose of this paragraph 4(i), the full number of shares of Common Stock, and the full number of Rights, issuable upon the conversion of all outstanding shares of Series C Preferred Stock shall be computed as if at the



                                      8
time of computation of such number of shares of Common Stock and such number of Rights all outstanding shares of Series C Preferred Stock were held by a single holder. The Corporation shall from time to time, in accordance with the laws of the State of Delaware, increase the authorized number of shares of its Common Stock if at any time the authorized number of shares of its Common Stock not outstanding shall not be sufficient to permit the conversion of all the then outstanding Series C Preferred Stock.

      (j) The Corporation will pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Series C Preferred Stock pursuant hereto. The Corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the Series C Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

      (k) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the Common Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at the Conversion Price as so adjusted.

      (1) In case: (i) the Corporation shall declare a dividend (or any other distribution) on its Common Stock (other than cash dividends paid out of the retained earnings of the Corporation and dividends payable in Common Stock); or (ii) the Corporation shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or of any other rights or warrants; or (iii) of any reclassification or change of the Common Stock of the Corporation (other than a subdivision or combination of its outstanding Common Stock (but including any reclassification of the Common Stock into two or more classes), or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Corporation is a party or of any statutory exchange of securities with another corporation and for which approval of any stockholders of the Corporation is required, or of the sale or transfer of all or substantially all of the assets of the Corporation; or (iv) of the voluntary or involuntary dissolution, liquidation or winding up of the Corporation; then, in each such case, the Corporation shall mail to each holder of Series C Preferred Stock at least fifteen days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights or warrants are to be determined, or (B) the date on which such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, transfer, statutory exchange, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not, however, affect the legality or validity of any action described in clauses (i), (ii), (iii) or (iv) of this paragraph 4(1).

      (m) Immediately upon the Trustee (or any successor) of the CBI Salaried Employee Stock Ownership Trust (1987) (the "Trustee") ceasing to be the holder of record of any share of Series C Preferred Stock (except in the case of the redemption or repurchase of shares by the Corporation), such share of Series C Preferred Stock will automatically, without any act or deed on the part of the Corporation or any other person, be converted into the number of shares of Common Stock (or, if by virtue of subparagraphs 4(e)(i) or 4(e)(vii), or paragraph 4(f), such share of Series C Preferred Stock is then convertible



                                      9

into securities or assets other than Common Stock, then the number or amount of such other securities or assets), together with any cash adjustment required by paragraph 4(g), into which it would then be convertible if such share were voluntarily presented for conversion in accordance with the other provisions of this Section 4. To the extent applicable, the other provisions of this Section 4 shall govern any automatic conversion pursuant to this paragraph 4(m), subject to the following:

            (i) any share surrendered for transfer by the Trustee shall be deemed to have been surrendered for conversion by the transferee prior to the close of business on the day such share is transferred into the transferee's name on the books of the Corporation;

            (ii) no notice of conversion need be submitted by either the Trustee or its transferee in order to effect the automatic conversion provided for hereby;

            (iii) notwithstanding any provision of paragraph 4(a), each share of Series C Preferred Stock is subject to automatic conversion pursuant to this paragraph 4(m) at any time prior to such share having been redeemed or otherwise purchased by the Corporation; and

            (iv) notwithstanding the provisions of paragraph 4(j), the Corporation shall be responsible for the payment of any tax payable in connection with any transfer of shares of Series C Preferred Stock which results in the automatic conversion of such shares pursuant to this paragraph 4(m).

      5.  Liquidation Rights.

      Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series C Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, an amount per share equal to, $32.40, plus in each case an amount equal to all dividends (whether or not declared or due) on such shares accrued and unpaid thereon to the date of final distribution, before any payment or distribution shall be made on the Common Stock, the Series A Preferred Stock or on any other class or series of stock ranking junior to the Series C Preferred Stock with respect to distributions upon liquidation, dissolution or winding up. For purposes of this Section 5, the merger or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of the Series C Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 5, no such distributions shall be made upon account of any shares of Series C Preferred Stock or of any other class or series of stock of the Corporation ranking on a parity with the shares of the Series C Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series C Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After the payment to the holders of the shares of the Series C Preferred Stock of the full preferential amounts provided for in this Section 5, the holders of the Series C Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

      6.  Voting Rights.

      (a) In addition to any voting rights provided by applicable law or elsewhere in this Section 6, the holders of shares of Series C Preferred Stock shall be entitled to vote upon all matters upon which the holders of Common Stock are entitled to vote and shall vote together with the holders of shares of Common Stock (and of any other class or series which may similarly be entitled to vote with the shares of Common Stock, if any) as a single class.



                                     10
For the purpose of any vote contemplated by this paragraph 6(a), each share of Series C Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such share of Series C Preferred Stock could then be converted (including for such purpose any fractional share into which it could then be converted were it not for the provisions of paragraph 4(g)) pursuant to the provisions of Section 4 hereof on the record date for the determination of stockholders entitled to vote on such matters.

              (b) If at any time dividends payable on the Series C Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods (assuming for this purpose only that dividends on the Series C Preferred Stock are paid quarterly rather than semiannually), the number of members of the Board of Directors shall increase by two, and the holders of the outstanding shares of Preferred Stock will have the exclusive right, voting separately as a class, to elect such two directors of the Corporation at the next regular or special meeting of stockholders of the Corporation. Such voting right will continue for the Preferred Stock until all dividends on the Series C Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of all the directors elected by holders of Preferred Stock voting separately as a class will terminate and the number of members of the Board of Directors shall decrease by two.

      7.  Amendment.

      The Certificate of Incorporation of the Corporation (including this Certificate of Designations) shall not be amended, altered or repealed in any manner which would adversely alter or change the powers, preferences or special rights of the Series C Preferred Stock without the affirmative vote or consent of the holders of a majority of the outstanding shares of Series C Preferred Stock, voting separately as a series; provided, that any increase in the authorized Preferred Stock or the creation and issuance of any other class or series of Preferred Stock ranking on a parity with or junior to the Series C Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or any decrease in the number of shares which constitute the Series C Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to adversely alter or change such powers, preferences or special rights.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed on its behalf by its undersigned Executive Vice President & Chief Financial Officer and attested to by its Secretary this 18th day of April, 1988.


                                        /s/  George L. Schueppert
                                        George L. Schueppert,
                                        Executive Vice President &
                                        Chief Financial Officer

[Corporate Seal]

ATTEST:


/s/  Donald H. Craigmile
Donald H. Craigmile, Secretary









                                     11



CBI INDUSTRIES, INC.

AMENDED
CERTIFICATE OF DESIGNATIONS

$3.50 Convertible Exchangeable Preferred Stock,
Series B

Par Value $1.00 Per Share

______________________

Pursuant to Section 151 of the
General Corporation Law of the State of Delaware

______________________


      The undersigned, Chairman, President and Chief Executive Officer of CBI Industries, Inc., a Delaware corporation (hereinafter called the "Company"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by the Board of Directors of the Company:

                 RESOLVED, that none of the authorized shares of
            the Corporation's $3.50 Convertible Exchangeable Preferred Stock, Series B, par value $1.00 per shares (the Series B Preferred Stock") is outstanding and none of the Series B Preferred Stock will be issued subject to the Certificate of Designations filed on December 5, 1986 with respect to the Series B Preferred Stock.

      IN WITNESS WHEREOF, the Company has caused this Amended Certificate of Designations to be duly executed on its behalf by its undersigned Chairman of the Board, President and Chief Executive Officer and attested to by its Secretary this 22nd day of September, 1994.


                                                   /s/ John E. Jones

                                              John E. Jones
                                              Chairman of the Board,
President
                                              and Chief Executive Officer

[Corporate Seal]

Attest:

   /s/ Charlotte C. Toerber
Charlotte C. Toerber, Secretary

















                                     12

                            CBI INDUSTRIES, INC.

                         Certificate of Designations

                 7.48% Cumulative Preferred Stock, Series D
                          Par Value $1.00 Per Share

                          _________________________

                       Pursuant to Section 151 of the
              General Corporation Law of the State of Delaware
                          _________________________


         The undersigned, Executive Vice President and Chief Financial Officer of CBI Industries, Inc., a Delaware corporation (hereinafter called the "Corporation"), DOES HEREBY CERTIFY that the following resolution has been duly adopted by a duly authorized committee of the Board of Directors of the
Corporation:

         RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation (the "Board of Directors") by the provisions of the Certificate of Incorporation of the Corporation, there hereby is created, out of the 20,000,000 shares of preferred stock of the Corporation authorized in Article Fourth of its Certificate of Incorporation (the "Preferred Stock"), a series of Preferred Stock of the Corporation consisting of 550,000 shares, which series shall be capital stock of the Corporation and shall have the following powers, designations, preferences and relative, participating, optional or other rights, and the following qualifications, limitations and restrictions (in addition to the powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions, set forth in the Certificate of Incorporation of the Corporation which are applicable to the Preferred Stock):

      1.  Designation; Number of Shares; Par Value.

      The designation of said shares of the Preferred Stock shall be 7.48% Cumulative Preferred Stock, Series D (the "Series D Preferred Stock"). The number of shares of Series D Preferred Stock shall be limited to 550,000. The par value of the Series D Preferred Stock shall be $1.00 per share. The Series D Preferred Stock shall rank senior to the Common Stock and the Series A Junior Participating Preferred Stock of the Corporation (the "Series A Preferred Stock"), and shall rank on a parity with the Convertible Voting Preferred Stock, Series C (the "Series C Preferred Stock"), in each case as to payment of dividends and upon liquidation, dissolution and winding up.

      2.  Dividends.

      (a) The shares of Series D Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors or a duly authorized committee thereof (an "Authorized Board Committee"), out of funds legally available for the payment of dividends, cumulative cash dividends in the amount of 7.48% per share per annum, and no more. Dividends shall accumulate and be payable quarterly on the fifteenth day of March, June, September, and December in each year (each a "Dividend Payment Date" or collectively, "Dividend Payment Dates"), commencing June 15, 1995, except that if any Dividend Payment Date is not a business day in New York City, then such quarterly dividend shall be payable on the next succeeding business day and such next succeeding business day shall be the Dividend Payment Date. Dividends on the shares of Series D Preferred Stock shall accrue and be cumulative from the date of their original issue and will be payable to stockholders of record on the record date, which shall be not more than 45 days nor less than 10 days preceding such Dividend Payment Date, fixed for such purpose by the Board of Directors or an Authorized Board Committee in




                                     13
advance of each particular Dividend Payment Date. The amount of dividends payable on shares of Series D Preferred Stock for each full quarterly dividend period shall be computed by dividing by four the amount per share per annum set forth in this paragraph 2. Dividends payable on the Series D Preferred Stock for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months. Dividends paid on shares of Series D Preferred Stock in an amount less than the total amount of such dividends at the time accumulated and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

      (b) So long as any shares of Series D Preferred Stock are outstanding, unless all accumulated dividends on all outstanding shares of Series D Preferred Stock have been paid or contemporaneously are declared and paid through the last Dividend Payment Date and full quarterly dividends on the Series D Preferred Stock have been or contemporaneously are declared and set apart for payment through the next succeeding Dividend Payment Date, no dividends shall be paid or declared and set apart for payment or any other distribution made upon the Common Stock or Series A Junior Participating Preferred Stock or any other stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up), nor shall any Common Stock, Series A Junior Participating Preferred Stock or any other stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of such stock) by the Corporation (except by conversion of such junior stock into or exchange of such junior stock for stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up).

      (c) Except as hereinafter provided, no dividends shall be paid or declared and set apart for payment or any other distribution made (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Preferred Stock of any other series ranking on a parity with the Series D Preferred Stock as to payment of dividends for any period unless all accumulated dividends on all outstanding shares of Series D Preferred Stock have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment through the last Dividend Payment Date and no dividends shall be paid or declared and set apart for payment or any other distribution made (other than dividends paid or other distributions made in stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up) on the Series D Preferred Stock unless all accumulated dividends on all outstanding shares of Preferred Stock of all other series ranking on a parity with the Series D Preferred Stock as to payment of dividends have been paid or declared and set apart for payment or contemporaneously are paid or declared and set apart for payment to the last date to which such dividends are payable. Whenever all accumulated dividends are not paid in full upon the Series D Preferred Stock or any other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to payment of dividends, all dividends declared or other distributions made upon shares of Series D Preferred Stock and any other series of Preferred Stock ranking on a parity with the Series D Preferred Stock as to payment of dividends shall be declared or made pro rata so that the amount of dividends declared or other distributions made per share on the Series D Preferred Stock and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accumulated and unpaid dividends per share on the shares of Series D Preferred Stock and such other series of Preferred Stock bear to each other. Any dividend paid upon the Series D Preferred Stock at a time when any accumulated dividends for any prior period are delinquent shall be expressly declared as a dividend in whole or partial payment of the accumulated dividend for the earliest period for which



                                     14
dividends are then delinquent, and shall be so designated to each stockholder to whom payment is made.

      (d) Whenever all accumulated dividends are not paid in full upon the Series D Preferred Stock, no stock of the Corporation ranking on a parity with the Series D Preferred Stock as to payment of dividends may be redeemed (pursuant to a sinking fund or otherwise), purchased or otherwise acquired for any consideration by the Corporation except (i) by means of a redemption pursuant to which all outstanding shares of the Series D Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series D Preferred Stock as to payment of dividends are redeemed or pursuant to which a pro rata redemption is made from all holders of the Series D Preferred Stock and all Preferred Stock of the Corporation ranking on a parity with the Series D Preferred Stock as to payment of dividends, the amount allocable to each series of such stock being determined on the basis of the aggregate liquidation preference of the outstanding shares of each series and the shares of each Series D being redeemed only on a pro rata basis, or (ii) by conversion of such parity Preferred Stock into, or exchange of such parity Preferred Stock for, stock of the Corporation ranking junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up.

      (e) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraphs (a)-(d) of this
Section 2, purchase or otherwise acquire such shares at such time and in such manner.

      3.  Redemption.

      (a) The Corporation shall redeem all of the outstanding shares of Series D Preferred Stock on April 1, 2000. Such redemption of shares of Series D Preferred Stock shall be effected at a price of $100 per share, plus an amount equal to accrued and unpaid dividends thereon to the date of the redemption. The Series D Preferred Stock shall not be redeemable at the option of the Corporation prior to April 1, 2000.

      (b) If funds for the mandatory redemption of all of the shares of the Series D Preferred Stock are not available on the mandatory redemption date, the Series D Preferred Stock shall remain outstanding until such time as funds are legally available for payment of the redemption price. If payment of the redemption price is not made when due, dividends will continue to accrue on the Series D Preferred Stock until funds are available for payment of the redemption price and such redemption price is paid.

      Notice of mandatory redemption shall be mailed by first class mail, postage prepaid, to each Holder of the shares to be redeemed, at such Holder's address as the same appears on the stock books of the Corporation. Such notice shall be so mailed not less than 30 nor more than 45 days prior to the date fixed for redemption. Each such notice shall state: (i) the redemption date; (ii) the redemption price; (iii) the place or places where certificates for such shares of Series D Preferred Stock are to be surrendered for payment of the redemption price and (iv) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

      If notice of redemption has been given under this Section 3, from and after the redemption date for the shares of Series D Preferred Stock called for redemption (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares so called for redemption), dividends on the shares of Series D Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding, and all rights of the Holders thereof as stockholders of the Corporation (except the right to receive the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the notice




                                     15

shall so state), the redemption price set forth above shall be paid by the Transfer Agent (or by such bank or trust company designated by the Board of Directors) to the Holders of the shares of Series D Preferred stock subject to redemption.

      (c) All shares of Series D Preferred Stock which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, and the number of shares of Preferred Stock which the Corporation shall have authority to issue shall not be decreased by the redemption of shares of Series D Preferred Stock.

      4.  Liquidation Rights.

      Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the Series D Preferred Stock shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, the amount of $100 per share plus an amount equal to all dividends (whether or not declared or due) on such shares accrued and unpaid thereon to the date of final distribution, before any payment or distribution shall be made on the Common Stock, the Series A Junior Participating Preferred Stock or on any other class or series of stock ranking junior to the Series D Preferred Stock with respect to distributions upon liquidation, dissolution or winding up. For purposes of this Section 4, the merger or consolidation of the Corporation or the sale of all or substantially all of the Corporation's assets shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. In the event the assets of the Corporation available for distribution to the holders of shares of the Series D Preferred Stock upon any dissolution, liquidation or winding up of the Corporation shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to this Section 4, no such distributions shall be made upon account of any shares of any other class or series of stock of the Corporation ranking on a parity with the shares of the Series D Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of the Series D Preferred Stock, ratably, in proportion to the full distributable amounts to which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up. After the payment to the holders of the shares of the Series D Preferred Stock of the full preferential amounts provided for in this Section 6, the holders of the Series D Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

      5.  Voting Rights.

      (a) Except as indicated in this Section 5 and in Section 7 and in accordance with applicable law, the holders of shares of Series D Preferred Stock shall have no voting rights.

      (b) If at any time dividends payable on the Series D Preferred Stock, or on any one or more other series of Preferred Stock of the Corporation entitled to receive cumulative preferred dividends, are in arrears and unpaid in an amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, the number of members of the Board of Directors shall increase by two, and the holders of the outstanding shares of Preferred Stock will have the exclusive right, voting separately as a class, to elect such two directors of the Corporation at the next regular or special meeting of stockholders of the Corporation. Such voting right will continue for the Preferred Stock until all dividends on the Series D Preferred Stock and on such other series have been paid in full, at which time such voting right of the holders of Preferred Stock will terminate, subject to re-vesting in the event of a subsequent arrearage. Upon any termination of the aforesaid voting right, the term of office of all the directors elected by holders of Preferred Stock voting separately as a class will terminate and the number of members of the Board of Directors shall decrease by two.




                                     16
      (c) In exercising the voting rights set forth herein or when otherwise granted voting rights by operation of law, each share of Series D Preferred Stock shall be entitled to one vote.

      6.  Reacquired Shares.

      Any shares of Series D Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors.

      7.  Exclusive Remedy.

      In the event that dividends are not timely declared on the shares of the Series D Preferred Stock, the exclusive remedy of the Holders against the Corporation shall be as set forth in this Certificate of Designation, Preferences and Rights and in no event shall Holders of such shares have any right to maintain a suit or proceeding against the Corporation in respect of such dividends or damages for the failure to receive the same or resulting from such noncompliance.

      8.  Amendment.

      This Certificate of Designations may be amended, altered or repealed by the unilateral action of the Board of Directors of the Corporation without the consent or vote of stockholders. Notwithstanding the preceding sentence, the Certificate of Incorporation of the Corporation (including this Certificate of Designations) shall not be amended, altered or repealed in any manner which would adversely alter or change the powers, preferences or special rights of the Series D Preferred Stock without the affirmative vote or consent of the holders of two-thirds or more of the outstanding shares of Series D Preferred Stock, voting separately as a series; provided, that any increase in the authorized Preferred Stock or the creation and issuance of any other class or series of Preferred Stock ranking on a parity with or junior to the Series D Preferred Stock as to payment of dividends and upon liquidation, dissolution or winding up or any decrease in the number of shares which constitute the Series D Preferred Stock (but not below the number of shares thereof then outstanding) shall not be deemed to adversely alter or change such powers, preferences or special rights.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designations to be duly executed on its behalf by its undersigned Chairman of the Board, President and Chief Executive Officer and attested to by its Secretary this 30th day of March, 1995.

                                        /s/ George L. Schueppert

                                        George L. Schueppert,
                                        Executive Vice President and Chief
                                        Financial Officer
[Corporate Seal]


ATTEST:


  /s/ Charlotte C. Toerber
Charlotte C. Toerber, Secretary









                                     17


                         CERTIFICATE OF AMENDMENT OF
                    RESTATED CERTIFICATE OF INCORPORATION

                                    *****

       CBI INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That a meeting of the Board of Directors of CBI Industries, Inc., the board directed an amendment to the Restated Certificate of Incorporation of said corporation be submitted to the shareholders of said corporation and called a meeting of the stockholders of said corporation for consideration thereof. The proposed amendment is as follows:

The Restated Certificate of Incorporation be amended by changing the first paragraph of the Article numbered FOURTH so that, as amended said paragraph of said Article shall read as follows:

FOURTH: Authorized Capital. The total number of shares of stock of all classes which the corporation shall have authority to issue is Two Hundred Sixty Million (260,000,000) of which Two Hundred Forty Million (240,000,000) shares shall be Common Stock, with a par value of Two Dollars and Fifty Cents ($2.50) per share and Twenty Million (20,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share.

SECOND: That at the annual general meeting of the stockholders of said corporation duly called and held, upon notice of accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute and the Certificate of Incorporation were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said CBI Industries, Inc., has caused its corporate seal to be hereunto affixed and this certificate to be signed by John E. Jones, its Chairman of the Board and President and Charlotte C. Toerber, its Secretary, this 7th day of June, 1995.

By:      /s/ John E. Jones
CORPORATE SEALJohn E. Jones
Chairman of the Board and President

ATTEST:By:     /s/ Charlotte C. Toerber
Charlotte C. Toerber
Secretary


















                                     18